FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15 (d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): January 19, 2001


                         Oregon Trail Financial Corp.
                         ----------------------------
           (Exact name of registrant as specified in its charter)



          Oregon                      0-22953              91-1829481
---------------------------          ----------         ----------------
State or other jurisdiction          Commission         (I.R.S. Employer
of incorporation                     File Number        Identification No.)



2055 First Street, Baker City, Oregon                              97814
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(Address of principal executive offices)                         (Zip Code)


   Registrant's telephone number (including area code):  (541) 523-6327

                               Not Applicable
                               --------------
       (Former name or former address, if changed since last report)

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Item 5.  Other Events
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     On January 19, 2001, the Registrant announced that it had provided documents to Stilwell Associates, L.P., pursuant to a statutory shareholder's request. The records were made available to the shareholder on January 16, 2001 in accordance with Oregon law and by agreement between the parties.

     For further information, reference is made to the Registrant's press release dated January 19, 2001, which is attached hereto as Exhibit 99 and incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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     Exhibit
     -------

       99      Press Release dated January 19, 2001

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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  OREGON TRAIL FINANCIAL CORP.



DATE: January 19, 2001            By:  /s/ Berniel L. Maughan
                                       -------------------------------------
                                       Berniel L. Maughan
                                       President and Chief Executive Officer

                                       3
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                                Exhibit 99

                     Press Release Dated January 19, 2001

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         Oregon Trail Financial Corp. Provides Requested Documents


Baker City, Oregon, Jan. 19, 2001/ Oregon Trail Financial Corp. (Nasdaq-Amex:OTFC), the holding company for Pioneer Bank, a Federal Savings Bank, announced today it had provided documents to Stilwell Associates, L.P. pursuant to a statutory shareholder's request. The records were made available to the shareholder on January 16, 2001 in accordance with Oregon law, and by agreement between the parties.

On January 9, 2001 Joseph Stilwell, an affiliate of Stilwell Associates, L.P., filed an amended Schedule 13D announcing that by letter dated December 26, 2000, Stilwell Associates, L.P. had requested the right to inspect certain corporate records of Oregon Trail Financial Corp., and that it had since commenced a lawsuit in Baker County, Oregon to compel the inspection.

Prior to the filing of the legal action the Company had offered to provide all information required of it by Oregon law if, among other things, the shareholder stated a specific time to conduct the inspection and otherwise complied with the statutory requirements. Stilwell Associates, L.P. then supplemented its December 26 letter, and the Company provided records to Stilwell's counsel. A hearing is scheduled in Baker County Circuit Court for January 24, 2001 to determine whether the Company has fully complied with Oregon law. The Company believes it has done so, and will move to have the legal proceeding dismissed; the Company will also ask the court to award it attorneys' fees and costs as provided by statute. Should the court conclude that further information needs to be made available for inspection, the records will be provided.

Berniel Maughan, President of Oregon Trail Financial Corp. said, "We have every intention of complying with Oregon law, but we have to consider our obligations to all our shareholders. It is particularly troubling that the
Schedule 13D and court filings to date do not include all relevant correspondence and do not accurately describe the parties' communications. We are only insisting that Stilwell Associates, L.P. comply with Oregon law in seeking the information to which it is entitled."

He continued, "Today we announced numerous steps that we have taken to improve our performance and to enhance shareholder value. These actions are the culmination of a planning process that began shortly after I joined the Company last spring. Although we hope our shareholders will find them positive steps to benefit their investment in our shares, none of these initiatives was undertaken at the request or urging of any particular shareholder."

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